SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Filed by the Registrant [X]
                  Filed by a Party other than the Registrant [_]

                           Check the appropriate box:
        [_] Preliminary Proxy Statement  [_] Definitive Proxy Statement

    [_] Definitive Additional Materials  [X] Soliciting Material Pursuant to
                                             Rule 14a-11(c) or Rule 14a-12

 [_] Confidential, for Use of the Commission Only (as Permitted by
     Rule 14a-6(e)(2))


                              TekInsight.com, Inc.
          -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

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                pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

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
                                                   Filed by TekInsight.com, Inc.
                                                  pursuant to Rule 14a-12 of the
                                              Securities Act of 1934, as amended
                                           Subject Company: TekInsight.com, Inc.
                                                    Commission File No.001-11568



                                                    [GRAPHIC OF TekInsight LOGO]
FOR IMMEDIATE RELEASE


For more information, contact:
Linda Wise
Investor Relations
TekInsight
949-955-0078, ext. 115
lwise@tekinsight.com


                  TekInsight Releases Special Proxy For Merger
                        With DynCorp Management Resources

Irvine, CA - July 12, 2001 - TekInsight.com, Inc. (NASDAQ: TEKS, TEKSP, TEKSW) today announced that they have completed the special proxy statement required for shareholder approval of its acquisition of DynCorp Management Resources and has submitted the proxy to the SEC for review. TekInsight intends to circulate the proxy to shareholders in early August 2001.

Among the items for shareholder approval is a proposal to change the company's name to DynTek, Inc. The DynTek name signifies the combination of the two businesses, as well as the company's planned emergence as a premier provider of diversified services to state and local governments. DynTek will have three new directors, after the merger is completed, and the senior management of the combined company will remain unchanged.

"We anticipate that the merger will be completed by the end of September 2001," stated James Linesch, TekInsight's chief financial officer. "The two companies are currently executing transition plans and are co-bidding on several sales opportunities. Additionally, we have generated significant interest from qualified funding sources, which should result in adequate capital funding to carry out our business plans on an aggressive basis."

About DynCorp Management Resources
DynCorp Management Resources, Inc. (DMR) is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. Founded in 1946, DynCorp employs more than 20,000 professional and technical workers who perform services at 550 company and customer locations worldwide.

DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high quality service to state and local governments. DMR currently serves more than a dozen clients in twelve states providing a variety of information technology and business process outsourcing services.

About TekInsight
TekInsight helps governments transform by using innovative technology and management techniques to increase efficiency in government operations and improve access to government functions. The company's comprehensive Government Transformation Methodology includes consulting, infrastructure planning and deployment, application development, legacy integration and support. TekInsight's ePluribus(TM) Software

Suite is comprised of custom and modular e-government applications that enable governments to process tax and violation payments, licenses, parks & recreation management, deeds and more online and in real-time. TekInsight's ProductivIT(TM) suite of Internet-based applications is a completely customizable IT support enhancement tool designed to aid in the diagnosis and resolution of hardware and software application issues in any size environment. TekInsight competes in the government technology space shared with companies such as National Information Consortium, Inc. (Nasdaq: EGOV) and Maximus (NYSE: MMS). For additional information on TekInsight, please visit www.tekinsight.com.

                                      # # #

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the financing of the newly combined entity as described above, the assumption that the SEC review process will be completed in approximately one month, the assumption that shareholders will approve the proposed merger, the assumption that the combined post-merger company can be effectively managed by existing management and the assumption that the combined post-merger company will be accepted by existing and potential future customers as a service provider . Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by TekInsight.com, or any other person that the projected outcomes can or will be achieved.

Additional Information and Where to Find It
TekInsight plans to mail a Proxy Statement to its shareholders with respect to the proposed merger. Shareholders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information regarding TekInsight, DMR, the proposed merger, the persons soliciting proxies relating to the proposed merger, their interests in the proposed merger and other related matters. Shareholders will be able to obtain free copies (when available) of the Proxy Statement and any other relevant documents through the website maintained by the U.S. Securities and Exchange Commission (the "SEC") at http://www.sec.gov. Free copies of the Proxy Statement and any other relevant documents may also be obtained (when available) from TekInsight by directing a request to TekInsight.com, Inc., 18881 Von Karman Avenue, Suite 250, Irvine, California 92612, attention: Linda Wise, telephone:
(949) 955-0078, ext. 115.

In addition to the Proxy Statement, TekInsight files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information filed by TekInsight at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. TekInsight's filings with the SEC are also available to the public from commercial document-retrieval services and through the website maintained by the SEC at http://www.sec.gov.

TekInsight and its directors, executive officers and certain other employees and members of management may be deemed to be soliciting proxies from shareholders of TekInsight in favor of the proposed merger. Information concerning the participants in the solicitation, including a description of their direct and indirect interest in TekInsight, is set forth as of June 4, 2001 in TekInsight's proxy statement for its Annual Meeting for the year ended June 30, 2000. Updated information concerning the participants will be set forth in the Proxy Statement.